Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-127847 and 333-120985 on Form S-8 of our reports dated March 8, 2006 relating to the financial statements of PortalPlayer, Inc. and management’s report on the effectiveness of internal control over financial reporting dated March 8, 2006, appearing in this Annual Report on Form 10-K of PortalPlayer, Inc. for the year ended December 31, 2005.

/S/ DELOITTE & TOUCHE LLP

San Jose, California

March 8, 2006